UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2019

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4200 Marathon Blvd., Suite 200, Austin, Texas 78756

(Address of principal executive offices, with zip code)

(858) 458-0900

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CYTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.02. Termination of a Material Definitive Agreement.

On July 21, 2019, Cytori Therapeutics, Inc. (the “Company”) received an order from the U.S. Department of Health and Human Services / Office of the Assistant Secretary for Preparedness and Response / Biomedical Advanced Research and Development Authority (“HHS/ASPR/BARDA”) regarding Contract HHSO100201200008C dated September 27, 2012 (as amended, the “Agreement”) to suspend all work on the referenced contract, including the RELIEF clinical trial, except for certain activities related to orderly close out of the trial and contract. This order was based on previous discussions between the Company and HHS/ASPR/BARDA concerning the best path forward for both parties in the light of the difficulty of enrolling the RELIEF trial and the Company’s previously disclosed restructuring plan. Pursuant to the order, within a period no longer than 180 days (or by January 17, 2020), the contract will be terminated by HHS/ASPR/BARDA.

A summary of the material terms of the Agreement is included in the Company’s Annual Report on Form 10-K filed on March 29, 2019, which is qualified in its entirety by reference to the full text of the Agreement (filed as Exhibits 10.13, 10.18, 10.20, 10.21, 10.35, 10.36, 10.46, 10.47 and 10.48 to the Company’s Annual Report on Form 10-K filed on March 29, 2019 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: July 21, 2019	By: /s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D.
President and Chief Executive Officer